Exhibit 21.1

Exhibit 21.1

LIST OF SUBSIDIARIES - AS OF DECEMBER 31, 2025

Entity Name                                    State or other jurisdiction of
incorporation or organization

Equitable Holdings, Inc.            DE
    Alpha Units Holdings, Inc.    DE
    Alpha Units Holdings II, Inc.    DE
    787 Holdings, LLC            DE
    1285 Holdings, LLC            DE
    Equitable Financial Services, LLC    DE
        CS Life Re Company        AZ
        Equitable Financial Investment Management, LLC    DE
        Equitable Investment Management, LLC    DE
        Equitable Financial Bermuda RE Ltd.    Bermuda
        EQ AZ Life Re Company    AZ
        Equitable Distribution Holding Corporation    DE
        Equitable Advisors, LLC    DE
        Equitable Network, LLC    DE
        Equitable Network of Puerto Rico, Inc.    P.R.
            Penn Investment Advisors, Inc.    NY
            PlanConnect, LLC    DE
        Equitable Financial Life Insurance Company    NY
        Equitable Investment Management Group LLC    DE
                VA Capital Company LLC    DE
        Broad Vista Partners, LLC    DE
            200 East 87th Street Company, LLC    DE
            Westory 14th Street LLC    DE
            EQ European Commercial Real Estate Debt Holdings LLC    DE
            EQ European Commercial Real Estate Debt Holdings GP S.à r.l.    Luxembourg
                EQ European Commercial Real Estate Debt, SICAV-RAIF    Luxembourg
                    EQ ECRED Investments I S.à r.l.    Luxembourg
                    EQ ECRED Investments II S.à r.l.    Luxembourg
        EQ Holdings, LLC    NY
            Equitable Casualty Insurance Company    VT
            AllianceBernstein Corporation    DE
                SEE LISTING A
            Equitable Distributors, LLC    DE
            J.M.R. Realty Services, Inc.    DE
            Equitable Structured Settlement Corp.    DE
        Equitable Managed Assets, L.P.    DE
        EVSA, Inc.    DE
            ECA Residential LLC        DE
            Farmland Investors, LLC        DE
            Real Estate Partnership Equities (various)        **

Exhibit 21.1

            Switchyard 500 Santa Fe LLC (a Delaware Limited Liability Company)        DE
            Separate Account 166, LLC        DE
        Equitable Financial Life and Annuity Company        CO
        MONY International Holdings, LLC        DE
            MONY International Life Insurance Co. Seguros de Vida S.A.        Argentina
            MONY Financial Resources of the Americas Limited        Jamaica
            MBT, Ltd.                Cayman Islands
                MONY Participacoes LTDA (f/k/a MONY Consultoria e Corretagem de Seguros Ltda.)        Brazil
        Equitable Financial Life Insurance Company of America        AZ
            Equitable Financial Investment Management America, LLC        DE
            ECA AZ Residential LLC        DE
        MONY Financial Services, Inc.        DE
            Financial Marketing Agency, Inc.        OH
            1740 Advisers, Inc.        NY

LISTING A

AllianceBernstein Corporation    DE

    AllianceBernstein Holding L.P.    DE
    AllianceBernstein L.P.         DE
        AB Trust Company, LLC    NH
        AllianceBernstein Investments Taiwan Limited    Taiwan
        AB Distribution Vehicle LLC    DE
        Alliance Capital Management LLC    DE
            AllianceBernstein Real Estate Investments LLC    Delaware
            AB Private Credit Investors LLC    DE
            AB Custom Alternative Solutions LLC    DE
            Sanford C. Bernstein & Co., LLC    DE
                Autonomous Research U.S. L.P.    NY
            AnchorPath Financial, LLC    DE
            AnchorPath GP, LLC    DE
            AB Broadly Syndicated Loan Manager LLC    DE
            SCB Global Holdings LLC    DE
                Bernstein North America Holdings LLC     DE
                    Bernstein Institutional Services LLC    DE
                    Sanford C. Bernstein (Canada) Limited    Canada
                AllianceBernstein Business Services Private Limited    India
        AllianceBernstein International LLC    DE
            Sanford C. Bernstein Holdings Limited    UK
                Sanford C. Bernstein (Hong Kong) Limited    Hong Kong
                Sanford C. Bernstein Japan KK    Japan
                Sanford C. Bernstein (Singapore) Private Limited    Singapore
                Sanford C. Bernstein (Ireland) Limited    Ireland
                Sanford C. Bernstein (Schwiez) GmbH    Switzerland
                Sanford C. Bernstein Limited    UK
                    Sanford C. Bernstein (Autonomous UK) 1 Limited    UK
                        Bernstein Autonomous LLP    UK
                        Procensus Limited     UK
                    Sanford C. Bernstein (CREST Nominees) Ltd.    UK
                Sanford C. Bernstein (India) Private Limited     India
                BSG France S.A.    France
            AllianceBernstein (Europe) Limited    Ireland

Exhibit 21.1

                CPH Capital Fondsmaeglerselskab A/S    Denmark
            AllianceBernstein Holdings Limited    UK
            AllianceBernstein ECRED Management Limited    UK
            AllianceBernstein ECRED Co-Investment Limited    UK
            AllianceBernstein Corporation of Delaware    DE
AllianceBernstein (Argentina) S.R.L.    Argentina
AB Germany GmbH    Germany
AllianceBernstein (Chile) SpA    Chile
AllianceBernstein Japan Ltd.    Japan
AllianceBernstein Investment Management Australia Limited    Australia
AllianceBernstein Administradora de Carteiras (Brasil) Ltda.    Brazil
                AllianceBernstein Holdings (Cayman) Ltd.    Cayman Islands
                    AllianceBernstein Preferred Limited    UK
                        AB Bernstein Israel Ltd.    Israel
                        AllianceBernstein Limited    UK
                            AllianceBernstein (DIFC) Limited    UAE
                        AllianceBernstein Schweiz AG    Switzerland
                        AllianceBernstein (Luxembourg) S.a.r.l.    Luxembourg
AllianceBernstein (Mexico) S. de R.L. de C.V.    Mexico
AllianceBernstein Australia Limited    Australia
                AllianceBernstein Canada, Inc.    Canada
AllianceBernstein (Singapore) Ltd.    Singapore
AllianceBernstein Portugal, Unipessoal LDA    Portugal
                Alliance Capital (Mauritius) Private Ltd.    Mauritius
                    AllianceBernstein Invest. Res. & Man. (India) Pvt. Ltd.    India
AllianceBernstein Investments, Inc.    DE
AllianceBernstein Investor Services, Inc.    DE
AllianceBernstein Oceanic Corporation    DE
AllianceBernstein Asset Management (Korea) Ltd.    Korea
AllianceBernstein Hong Kong Limited    Hong Kong
                    AllianceBernstein Fund Management Co., Ltd.    China
                    AllianceBernstein Management Consulting (Shanghai) Co., Ltd.    China
                    AB (Shanghai) Overseas Investment Fund Management Co., Ltd.    China
                AB CarVal Investors L.P.    DE
                    CarVal CLO Management GP, LLC    DE
                        CarVal CLO Management Holdings, L.P.    DE
                            CarVal CLO Management, LLC    DE
                    CarVal Carry GP Corp.    Cayman
                        CVI General Partner, LLC     DE
                        CVI Resi Manager, LLC     DE
                    CarVal Investors Luxembourg S.a.r.l.    Luxembourg
                    CarVal Investors UK Limited    UK
                        CarVal Investors GB LLP     UK
                    CarVal Portugal LDA    Portugal
                    CarVal Investors Pte Ltd.    Singapore
                    CarVal Investors PRC Holdings Pte. Ltd.    Singapore
                        CarVal Wensheng Private Fund Management (Shanghai) Co., Ltd.    China
                W.P. Stewart & Co., LLC    DE
                    WPS Advisors, LLC    DE
                    W.P. Stewart Asset Management LLC    DE
                    W.P. Stewart Securities LLC    DE
                    W.P. Stewart Asset Management (NA), LLC    NY